SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933


                          WHITNEY AMERICAN CORPORATION
               (Exact name of Registrant as specified in charter)


                Delaware                                   84-1070022
       (State or other jurisdiction                      (IRS Employer
     of incorporation or organization)               Identification Number)

      12373 E. Cornell Avenue                          Stephen M. Siedow
      Aurora, Colorado  80014                        12373 E. Cornell Avenue
          (303) 337-3384                             Aurora, Colorado 80014
                                                        (303) 337-3384
   (Address and telephone number of
   registrant's principal  executive             (Name,  address and telephone
offices and principal place of business)          number of agent for service)


                      1997 EMPLOYEE STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                                   Copies to:
                               John D. Brasher Jr.
                          90 Madison Street, Suite 707
                             Denver, Colorado 80206
                                 (303) 355-3000



   If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with Dividend or Interest Reinvestment Plans, check the following line: __X__


                         CALCULATION OF REGISTRATION FEE
================================================================================
   Title of                         Proposed        Proposed
  Each Class            Amount       Maximum         Maximum         Amount of
 of Securities          Being     Offering Price    Aggregate       Registration
Being Registered      Registered    Per Share    Offering Price(2)    Fee (3)
================================================================================

Common Stock (1)       1,500,000       N/A             N/A           $ 100.00

================================================================================

(1)The securities registered hereunder are shares of the registrant's common stock, $.00001 par value, subject to award to persons defined as employees under the registrant's 1997 Employee Stock Compensation Plan.

(2)Estimated for purpose of calculating the registration fee.

(3)The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended. The shares being registered are quoted without price on the OTC Bulletin Board, and the registrant has no assets; therefore, only the minimum filing fee is due.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part I, Items 1 and 2, with respect to these shares will be delivered to the participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended. Such document(s) are not being filed with the Commission but constitute, along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof, a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents are incorporated by reference in this registration statement of Whitney American Corporation, a Delaware corporation ("Company"), and in the related Section 10(a) prospectus:

    (a) The Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1997;

    (b) Amendment designated Form 10-KSB/A-1 to the Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1997;

    (c The Company's quarterly reports on Form 10-QSB for the fiscal quarters ended August 31, 1997 and November 30, 1997;

    (d) Item 1 (Description of Securities) contained in registration statement on Form 8-A of the Company, SEC file No. 0-22907.

    In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    John D. Brasher Jr., proprietor of the law firm Brasher & Company, which rendered the legal opinion included as Exhibit 5.1 to this registration statement, is Secretary and a significant shareholder of the Company. Although Mr. Brasher has not been awarded any shares under this plan, it is possible that shares will be awarded in the future.

Item 6.  Indemnification of Officers and Directors.

    Pursuant to the Company's Certificate of Incorporation,  and as permitted by
Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties,  fines,  and  amounts  paid in  settlement  actually  and  reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

    Not applicable; no securities have been issued.

Item 8.  Exhibits.

    5.1  Consent and opinion of Brasher & Company, counsel to the Company      1

    10.1 1997 Employee Stock Compensation Plan of  the Company
         (incorporated by reference to Exhibit 10.1 to the
         Company's report on Form 8-K dated February 12, 1997)                 2

    23.1 Consent of Gelfond Hochstadt Pangburn and Co., certified
         public accountants and business consultants                           1

    1 Included as part of this registration statement.
    2 Incorporated by reference to another registration statement, report or document.

Item 9.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration, by means of a post-effective amendment to this registration statement, any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  December 10, 1997

                                     WHITNEY AMERICAN CORPORATION


                              By /s/ Stephen M. Siedow
                                     -------------------------------------------
                                     Stephen M. Siedow, Chief Executive Officer,
                                     Chief Financial Officer and President


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.


         Signature                             Title                     Date


     /s/ Stephen M. Siedow       Director, Chief Executive Officer,    12/10/97
         ----------------------  Chief Financial Officer, and President
         Stephen M. Siedow

                               Brasher & Company
                                ATTORNEYS AT LAW
                          90 Madison Street, Suite 707
                             Denver, Colorado 80206

  TELEPHONE                                                          FACSIMILE
(303) 355-3000                                                    (303) 355-3063

                               December 10, 1997




Board of Directors
WHITNEY AMERICAN CORPORATION
12373 E. Cornell Avenue
Aurora, Colorado 80014

          Re:   Registration Statement on Form S-8
                1997 Employee Stock Compensation Plan

Gentlemen:

          We have acted as counsel to Whitney American Corporation, a Delaware corporation ("Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), of the Company's registration statement on Form S-8 (together with all amendments, supplements and exhibits, the "Registration Statement"). This Registration Statement relates to the registration under the Act of 1,500,000 shares of the Company's common stock, $.00001 par value ("Shares"), which may be awarded under the Company's 1997 Employee Stock Compensation Plan ("Plan").

          In connection with the opinions herein expressed, we have reviewed the Plan and the Registration Statement and included prospectus, and have examined and relied upon, as to factual matters, originals or certified or photostatic copies of such corporate records, including, without limitation, minutes of the Board of Directors and other instruments, certificates of corporate officers and such other documents as we have deemed necessary or appropriate for the opinions expressed herein. In making such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

          We have examined and relied upon, as to matters of law, such statutes, rules and judicial precedents and such other considerations of law as we, in our judgment, have deemed necessary or appropriate for the purposes of rendering the opinions expressed herein.

                                                               Brasher & Company
Board of Directors
WHITNEY AMERICAN
  CORPORATION
December 10, 1997
Page 2 of 2

          Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that, when the Registration Statement shall have become effective pursuant to the rules and regulations of the Commission, and the Shares have been sold and issued as contemplated in the Registration Statement, such Shares will be legally issued, fully paid and nonassessable.

          This opinion is limited to the laws of the United States of America and the laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

          We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to all references made to our firm in the Registration Statement. However, in rendering this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission under the Act.

          This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement and may not be used, circulated, quoted in whole or in part or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company, its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                                 Very truly yours,

                                                 BRASHER & COMPANY

                                             /s/ John D. Brasher Jr.
                                                 --------------------------
                                                 John D. Brasher Jr.
                                                  for the Firm

                                            GELFOND, HOCHSTADT
                                            PANGBURN & CO.
                                            A Professional Corporation

                                            Certified Public Accountants
                                            and Business Consultants

                                            Suite 2500
                                            1600 Broadway
                                            Denver, CO 80202-4925

                                            (303) 831-5000 / Fax: (303) 831-5032

                                            A member of Horwath International


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated July 25, 1997, by reference to the Annual Report on Form 10-KSB for the year ended May 31, 1997, of Whitney American Corporation.


/s/ Gelfond Hochstadt Pangburn & Co.
    ----------------------------------
    Gelfond Hochstadt Pangburn & Co.
    Denver, Colorado
    December 10, 1997